UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 21, 2003

ANGELCITI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-30213

52-2043569

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (800) 908-9574

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 9 - Re-Capitalization Agreement between AngelCiti Entertainment, Inc. and Omega Ventures, Inc. dated as of May 21, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

AngelCiti Entertainment, Inc. has completed a Re-Capitalization Agreement with its majority shareholder, Omega Ventures, Inc., pursuant to which Omega Ventures, Inc. has returned 80 million common shares to the treasury of AngelCiti in exchange for 12,000 shares of newly created Preferred Series A Shares, which are not convertible into common shares, but provide for voting of 5,000 common shares for each share of Preferred Series A issued.  This transaction closed July 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

(Registrant)

Date: July 1, 2003

/s/ GEORGE GUTTIEREZ

George Guttierez